INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                  Page


  Company's Report on Financial Statement Schedules                S-2


  Schedules

       V.   Property and Equipment for the years
            ended December 31, 1993, 1994 and 1995                 S-3

       VI.  Accumulated Depreciation of Property
            and Equipment for the years ended
            December 31, 1993, 1994, and 1995                      S-4

       X.   Supplementary Statements of Operations
            Information for the years ended
            December 31, 1993, 1994, and 1995                      S-5


       All other schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

                                 S-1

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

                 ACADIA NATIONAL HEALTH SYSTEMS, INC.

                        Property and Equipment

         Years ended December 31, 1992, 1993, 1994 and 1995
                        Balance at                                  Balance at
                       beginning of  Additions at   Retirements or     end of
                          period         cost           sales          period

  Year ended 12/31/92:

       Equipment          43,092        5,326                          48,418

       Other              17,000                                       17,000

       Total              60,092        5,326                          65,418

  Year ended 12/31/93:

       Equipment          48,418        9,997                          58,415

       Other              17,000        6,463                          23,463

       Total              65,418       16,460                          81,878

  Year ended 12/31/94:

       Equipment          58,415       25,915                          84,330

       Other              23,463                                       23,463

       Total              81,878       25,915                         107,793

  Year ended 12/31/95

       Equipment          84,330        3,220         26,044          61,506

       Other              23,463       14,540          5,875          32,128

       Total             107,793       17,760         31,919          93,634


                               S-3
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
                   ACADIA NATIONAL HEALTH SYSTEMS, INC.

            Accumulated Depreciation of Property and Equipment

            Years ended December 31, 1992, 1993, 1994 and 1995

                        Balance at                                  Balance at
                       beginning of  Additions at    Retirements or    end of
                          period         cost             sales        period

  Year ended 12/31/92:

       Equipment         (14,762)      24,834                          10,072

       Other                 609        2,224                           2,833

       Total             (14,153)      27,058                          12,905

  Year ended 12/31/93:

       Equipment          10,072       17,703                          27,775

       Other               2,833        4,081                           6,914

       Total              12,905       21,784                          34,689

  Year ended 12/31/94:

       Equipment          27,775       16,253                          44,028

       Other               6,914        3,306                          10,220

       Total              34,689       19,559                          54,248

  Year ended 12/31/95

       Equipment          44,028       16,121        20,648            39,501

       Other              10,220        2,739           472            12,487

       Total              54,428       18,860        21,120            51,988


                               S-4
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                    ACADIA NATIONAL HEALTH SYSTEMS, INC.

              Supplementary Statements of Operation Information

             Years ended December 31, 1992, 1993, 1994 and 1995

                              1993         1994         1995         1996

  Maintenance and Repairs:
  (a)


       Equipment             10,212       10,510        2,518       6,690



       Total                 10,212       10,510        2,518       6,690


  ________________________________

  (A) Through Seven (7) Months, 1996


                               S-5
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